Exhibit 10.4

THE BOSTON BEER COMPANY, INC.

COWORKER AGREEMENT

This Coworker Agreement (the “Agreement”) is entered into by and between THE BOSTON BEER COMPANY, INC., a Massachusetts corporation with its principal place of business at One Design Center Place, Suite 850, Massachusetts 02210, for itself and on behalf of all of its subsidiaries and affiliates, including but not limited to BOSTON BEER CORPORATION, AMERICAN CRAFT BREWERY LLC, ANGRY ORCHARD CIDER COMPANY LLC, A&S BREWING COLLABORATIVE LLC, DOGFISH HEAD CRAFT BREWERY LLC, DOGFISH HEAD LLC, DOGFISH INN LLC AND DOGFISH HEAD COMPANIES LLC (collectively, the “Company”) on the one hand, and George Pastrana (“Coworker” or “you”), on the other.

In consideration of the employment of the Coworker by the Company, the Coworker’s eligibility to participate in the Company’s Employee Equity Incentive Plan, as set forth therein, the Coworker’s eligibility to receive the retention bonus payment, as described below, the training provided to Coworker, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Coworker hereby agrees with the Company as follows:

1. Duties. The Company hereby agrees to employ the Coworker and the Coworker hereby accepts such employment in such positions and with such duties and responsibilities as the Company may from time to time determine. For so long as they are employed by the Company, the Coworker shall devote themselves to the affairs of the Company on a full business time basis and shall not engage in any other business activities, which, either singly or in the aggregate, materially interfere with their duties to the Company. Coworker agrees to perform their duties diligently, competently and in the best interests of the Company. The Company reserves the right to modify the duties of the Coworker from time to time, in its discretion.

2. Compensation.

(a) In consideration for the performance by the Coworker of their duties hereunder, the Company shall pay to the Coworker such compensation as the Company may from time to time determine, which the Coworker agrees to accept in full payment for their services. The Coworker shall also be entitled to participate in such coworker incentive programs as shall be adopted from time to time by the Company in its discretion for its coworkers generally, subject to such eligibility requirements and other restrictions and limitations contained in such programs. Such compensation shall include an annual salary, paid to Coworker in accordance with the Company’s usual payroll practices (the “Base Salary”), and such annual bonus as the Company, in its sole discretion, elects to pay Coworker, if any.

(b) Coworker shall be eligible to receive a one-time retention bonus in the amount of $206,000, less applicable taxes, withholdings, and deductions (the “Retention Bonus”). You will be eligible to receive the Retention Bonus if: (i) you remain actively employed with the Company through and including July 3, 2020 (the “Retention Period”); and (ii) your performance has been satisfactory, as determined in the Company’s sole discretion, through the Retention Period (the “Conditions”). If you satisfy the Conditions, the Company will pay the Retention Bonus to you in one lump sum cash payment on the first or second regularly scheduled pay date after the end of the Retention Period. If the Company terminates your employment without “Cause” (as defined below) before the end of the Retention Period, the Company will present you with a separation agreement prepared by the Company containing a general release of claims and other provisions. If you sign and return the separation agreement by the deadline that will be set forth therein, the Company will make the Retention Bonus payment to you within thirty (30) days of the Effective Date of the separation agreement, provided however, that if the time period set forth in the separation agreement for you to sign and return it ends in the calendar year following the date of your separation from service, then such payment shall be made or commence upon the later of the date the release is so signed, delivered and effective and the first business day of such following calendar year. The Company will also grant Coworker $206,000 in equivalent value Restricted Stock Units (“RSUs”), which will be granted within five (5) business days of July 3, 2019. All applicable terms and conditions regarding the RSUs shall be set forth in the applicable plan document and grant agreement.

3. Proprietary Information. The Coworker hereby acknowledge that the techniques, recipes, formulas, programs, processes, methods, technology, designs and production, distribution, business and marketing plans, business methods and manuals, sales techniques and strategies, financial data, training methods and materials, pricing programs, customer information, contracts or other arrangements, and any other information of value to the Company that is not generally known to the public or the Company’s competitors (collectively, “Proprietary Information”), including any such information developed by the Coworker during the course of their employment with the Company, are of a confidential and secret character, of great value and proprietary to the Company. The Company shall give or continue to give the Coworker access to the foregoing categories of Proprietary Information as appropriate and necessary to Coworker’s job duties, so long as the Coworker continues to provide services to the Company, and permit the Coworker to work thereon and become familiar therewith to whatever extent the Company in its sole discretion determines. The Coworker agrees that, without the prior written consent of the Company, they shall not, during their employment with the Company or at any time thereafter, divulge to anyone or use to their benefit or to the benefit of any other person or entity, any Proprietary Information, unless such Proprietary Information shall be in the public domain in a reasonably integrated form through no fault of the Coworker. The Coworker further agrees (i) to take all reasonable precautions to protect from loss or disclosure all documents supplied to the Coworker by the Company and all documents, notebooks, materials and other data relating to any work performed by the Coworker or others relating to or containing the Proprietary Information, (ii) not to make any copies of any of these documents, notebooks, materials and data, without the prior written permission of the Company, and (iii) upon termination for whatever reason of the Coworker’s employment with the Company, or at any other time as requested by the Coworker, to deliver these documents, notebooks, materials and data forthwith to the Company, and to delete any copies of electronic information that may remain in the Coworker’s possession after the provision of copies thereof to the Company. Proprietary Information includes information in hard copy and electronic formats. The non-use and non-disclosure restrictions set forth herein apply to any and all forms of information transmittal, including transmittal through any and all forms of social media.

4. Covenant Not-to-Compete.

(a) During the period commencing on the date hereof and continuing until the expiration of one (1) year from the date on which the Coworker’s employment with the Company terminates (the “Restricted Period”), the Coworker shall not, without the prior written consent of the Company, which consent the Company may grant or withhold in its sole discretion, directly or indirectly, for their own account or the account of others, in any geographic areas in which Coworker provided services to the Company, or about which Coworker obtained Proprietary Information, as an employee, consultant, partner, officer, director or stockholder (other than a holder of less than five percent (5%) of the issued and outstanding stock or other equity securities of an issuer whose securities are publicly traded), or otherwise, engage in the importing, production, marketing, sale or distribution to distributors of any beer, malt beverage, hard cider or other product produced by the Company at any time during the Coworker’s tenure with the Company, excluding distilled spirits, (i) which is either produced outside of the United States and imported into the United States or produced within the United States and (ii) which has a wholesale price within twenty-five (25%) of the wholesale price of any of the Company’s products, including but not limited to products marketed under the trade names SAMUEL ADAMS, TWISTED TEA, ANGRY ORCHARD, TRULY, DOGFISH HEAD and such other trade names as the Company may use to market its products during the Coworker’s employment with the Company. The Coworker acknowledges that they have read and understands this provision, and that they have agreed to it knowingly and voluntarily, in order to obtain the benefits provided to Coworker by the Company. Notwithstanding the foregoing, in the event that you breach your fiduciary duty to the Company, and/or you have unlawfully taken, physically or electronically, property belonging to the Company, the Restricted Period shall be twenty-four (24) months from the date of your employment termination

(b) The parties agree that Paragraph 4(a) hereof shall not apply to Coworker (i) if Coworker is a non-exempt employee of the Company on the date of termination, and/or (ii) if their employment by the Company is terminated by the Company without Cause, or pursuant to a reduction in force.

(c) As used herein, the term “Cause” shall mean a termination initiated by the Company due to the Company’s reasonable dissatisfaction with Coworker’s performance, entertained in good faith, for such reasons as the Coworker’s lack of capacity or failure to perform their duties; the Coworker’s insufficient diligence; failure to conform to usual or expected (within the Company’s workplace) standards of performance or other conduct; violating this Agreement or other policies of the Company; other dishonest, culpable or inappropriate behavior; or due to the needs of the business, all as determined by the Company in its sole discretion. The foregoing are examples, but not an exhaustive list, of acts or omissions on which the Company may base its determination that Coworker’s performance is unsatisfactory and, in the Company’s sole judgment, merits termination for Cause as defined herein.

(d) Coworker shall provide the Company with thirty (30) days advance written notice of their voluntary termination of employment. Such notice shall specify the name of their prospective new employer, their title and job responsibilities for such new employer, and the date on which such new employment is scheduled to begin. If Coworker has obtained other employment with a company which may be covered by Section 4, Coworker shall provide a copy of the offer letter or other agreement with the new employer to the Company. This notice is also required when Coworker changes jobs during the Restricted Period. The Company reserves the right to accelerate the Coworker’s termination date and may, at its sole discretion, cease payment of Base Salary after the termination date. At or before the termination date, Company shall determine whether or not it wishes to enforce or waive the non-competition provision in Section 4(a), and will so notify Coworker of its determination. If the Company elects to enforce such provision: (i) the Coworker shall comply with Section 4(a); and (ii) the Company shall pay Coworker, as additional consideration for their compliance with Section 4(a), the amount of ten thousand dollars ($10,000), less applicable taxes, deductions, and withholdings; provided, however, that if the Company determines that the Coworker has violated or is violating this Section 4(a), the Company’s obligation to pay the additional consideration shall cease, and the Company may pursue all available remedies against Coworker.

5. Non-Solicitation of Customers and Coworkers. During the Restricted Period, the Coworker agrees that they will not, directly or indirectly, for their own account or on behalf of any other person or entity, (a) solicit, call upon or accept business from, any customer of the Company with whom Coworker (or any person supervised or directed by coworker) has had direct personal contact, or about whom Coworker has learned Proprietary Information or other business information in the course of Coworker’s employment by the Company (a “Restricted Customer”); or (b) interfere with the business relationship between the Restricted Customer and the Company; or (c) solicit, induce, persuade or hire, attempt to solicit, induce, persuade or hire, or assist any third party in the solicitation, inducement, persuasion or hiring of, any coworker of the Company who worked for the Company during Coworker’s tenure with the Company, to leave the employ of the Company.

6. Coworker Acknowledgements. Coworker hereby acknowledges and agrees that:

(a) It is the practice and policy of the Company to provide its coworkers with Proprietary Information regarding the business of the Company, to a greater extent than other companies, in order to achieve success as a company, and in order to assist Coworker in achieving success as a coworker. Such Proprietary Information concerns, among other things, information and data relating to geographic territories and customers throughout the areas in which the Company conducts its business. Accordingly, the geographic areas and proscribed activities specified in Section 4 hereof are reasonable, and no greater than necessary, for the protection of the Company’s legitimate business interests;

(b) Coworker acknowledges that they received this Agreement at least ten (10) business days prior to the date on which it is effective; and

(c) Coworker acknowledges, and the Company and Coworker agree, that Coworker shall have the right to consult with an attorney prior to signing this Agreement, and the Company hereby advises Coworker to consult with an attorney.

7. Works Made for Hire. Coworker agrees that all works of authorship, literary works (including computer programs), audiovisual works, translations, compilations, and any other written materials, including but not limited to, copyrightable works (the “Works”) which are originated or produced by the Coworker (solely or jointly with others) during their working hours with the Company, in whole or in part, and/or within the scope of, or in connection with, their employment by the Company will be considered “works made for hire” as defined by the U.S. Copyright Act (17 USC §101, as amended). All such works made for hire are and will be the exclusive property of the Company, and the Coworker agrees to treat all Works as Proprietary Information. In the event that any Works are not deemed to be “works made for hire,” the Coworker hereby assigns all of their rights, title, and interest in and to such Works, including but not limited to, the copyrights therein, to the Company, and agrees to execute any additional agreements or documents the Company reasonably determines are necessary to effectuate the assignment of your right, title and interest in such Works to the Company.

8. Non-Disparagement. Coworker agrees that during their employment by the Company, and during the Restricted Period and at any time thereafter, Coworker shall not make any statement, verbally or in writing, or via social media, or take any action, which has the purpose or effect of disparaging the Company, its directors, its coworkers, or its products.

9. No Conflicting Obligation. Coworker hereby represents and warrants to the Company that Coworker (i) is not presently under and will not in the future become subject to any obligation to any person, entity or prior employer which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way Coworker’s performance of their employment with the Company and (ii) has not disclosed and will not disclose to the Company, nor use for the Company’s benefit, any confidential information and trade secrets of any other person or entity, including any prior employer.

10. Remedy for Breach. The Coworker expressly recognizes that any breach or threatened breach of this Agreement by them will result in irreparable injury to the Company and agrees that, in addition to any other rights or remedies which the Company may have, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity, to obtain damages for any breach of this Agreement; to enforce the specific performance of this Agreement by the Coworker; and to enjoin the Coworker from activities in violation of this Agreement. In any such action, the Company shall be entitled to recover the costs and attorney’s fees incurred by it in such action.

11. Training Expense. The Company will provide the Coworker with training to assist the Coworker in the performance of their duties as a coworker of the Company, including but not limited to the provision of training materials, training courses and supervision by experienced coworkers of the Company. The Coworker agrees, in the event of the Coworker’s voluntary separation of their employment or the termination of employment by the Company for Cause (as defined above), to pay the Company (unless otherwise agreed upon at time of training) $1,000 for each day of training and/or any orientation course provided or paid for by the Company to the Coworker within the last five (5) years prior to the date of termination as a means of reimbursing the Company for such training. Such payment shall, subject to applicable law, be deducted from any monies owed to the Coworker at the time of their termination, including wages, bonuses, commissions, and/or the additional consideration set forth in Section 4(d) above, if any, and the balance, if any, owed by the Coworker shall be paid by the Coworker promptly as may be required by law. Such reimbursement shall be in addition to any other remedy at law or in equity which the Company may have for Coworker’s breach of this Agreement.

12. Entire Agreement; Modification. This instrument contains the entire Agreement between the Company and the Coworker with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by both parties. No action or course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Agreement or of such terms and conditions on any other occasion.

13. Severability. The Coworker and the Company hereby expressly agree that the provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any provision or covenant herein contained is invalid, in whole or in part, the remaining provisions shall remain in full force and effect, and any such provision or covenant shall nevertheless be enforceable as to the balance thereof to the extent determined by a court of competent jurisdiction. It is the intent of the parties that if a court of competent jurisdiction determines that any provision of this Agreement is overly broad in any respect, that such court reform such provision as minimally necessary and enforce the provision to the extent the court determines is reasonable.

14. At-Will Status; Binding Effect; Benefit. The Coworker is at all times an “at-will” employee of the Company, and nothing herein shall be construed to vary the “at-will” status of your employment. Sections 3 through 14 and Section 16 of this Agreement shall survive its termination and the termination of the Coworker’s employment by the Company. THIS AGREEMENT SHALL BE BINDING UPON THE COWORKER, WITHOUT REGARD TO THE DURATION OF THEIR EMPLOYMENT BY THE COMPANY, ANY CHANGES IN THE TERMS AND CONDITIONS OF COWORKER’S EMPLOYMENT (INCLUDING, BUT NOT LIMITED TO, WITH RESPECT TO COWORKER’S RESPONSIBILITIES, DUTIES, POSITION, COMPENSATION OR TITLE AND/OR THE ENTITY THAT EMPLOYS THE COWORKER) OR THE REASONS FOR THE CESSATION OF SUCH EMPLOYMENT (EXCEPT AS PROVIDED IN PARAGRAPH 4(b)(ii)), AND UPON THEIR ADMINISTRATORS, EXECUTORS, HEIRS, AND ASSIGNS, AND SHALL INURE TO THE BENEFIT OF THE COMPANY AND ITS AFFILIATES AND SUBSIDIARIES, AND ITS AND THEIR SUCCESSORS AND ASSIGNS.

15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered and have the force and effect of an original.

16. Governing Law. The Company is incorporated in, and has its headquarters located in, the Commonwealth of Massachusetts, and Coworker’s employment with the Company is administered from the Company’s Massachusetts headquarters. Accordingly, the validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any dispute between Coworker and the Company shall be litigated exclusively in the state or federal courts of the Commonwealth of Massachusetts, to whose jurisdiction Coworker hereby agrees to submit; provided, however, that if the dispute concerns the restrictive covenant set forth in Section 4(a), the action shall be venued in Suffolk County, Massachusetts, or, if applicable, the federal district court in Boston, Massachusetts. This Agreement shall be considered a sealed instrument under Massachusetts law.

17. Assignment; Successors and Assigns. Neither the Company nor the Coworker may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may assign its rights under this Agreement without the consent of the Coworker to an affiliate and/or in the event that either the Company or its affiliates shall hereafter effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Coworker, their respective successors, executors, administrators, heirs and permitted assigns.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf and the undersigned have hereunto set their hands and seals in Boston, Massachusetts, all as of the date set forth below.

THE BOSTON BEER COMPANY, INC.

By:	/s/ David A. Burwick	X	/s/ George J. Pastrana
David A. Burwick, President & CEO		Signature of Coworker

July 16, 2019		George J. Pastrana
Date		Print Name of Coworker

July 16, 2019
Date